UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SWIFTMERGE ACQUISITION CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (this “Amendment”) is being filed to amend the definitive proxy statement (the “Proxy Statement”) of Swiftmerge Acquisition Corp. filed with the Securities and Exchange Commission on May 15, 2023 for its Extraordinary General Meeting of Shareholders to be held on June 12, 2023. This Amendment is being filed to correct an inadvertent error concerning the extension date in the Trust Amendment Proposals on pages ii and 1 of the Proxy Statement, which are amended and restated to read in their entirety as follows:

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a proposal to amend the Investment Management Trust Agreement (the “Trust Agreement”), dated December 17, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as trustee (“Continental”), pursuant to an amendment to the Trust Agreement in the form set forth in Annex B to the accompanying Proxy Statement, to (i) extend the date on which Continental must liquidate the Trust Account (the “Trust Account”) established in connection with the IPO if the Company has not completed its initial business combination, from June 17, 2023 to March 15, 2024, (ii) allow the Company to maintain any remaining amount in the Trust Account in an interest bearing demand deposit account at a bank and (iii) reflect the fact that the underwriter of the Company’s IPO agreed to waive its rights to the Deferred Discount (as defined in the Trust Agreement) (the “Trust Amendment” and, such proposal, the “Trust Amendment Proposal”), conditional upon the approval of the Extension Amendment Proposal;

Except as specifically discussed in this Explanatory Note, this Amendment No. 1 does not otherwise modify or update any other disclosures presented in the Proxy Statement.

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